Exhibit 10.20

Loan Agreement

(Translation)

Party A (Borrower): Shanghai Yudong Logistics Co., Ltd.

Party B (Lender): Shandong Jiajia International Freight Forwarding Co., Ltd. Shanghai Branch

Both parties have reached a consensus on the following terms and signed this agreement.

1,	Party B lends Party A RMB 11.05 million and shall deliver the full amount to Party A by March 31, 2009.
2,	Loan Interest: no interest.
3,	Loan period: April 1, 2009 through April 21, 2009.
4,	This agreement takes effect on March 30, 2009. This agreement has two original copies, and each party holds one original copy.

Party A : Shanghai Yudong Logistics Co., Ltd. [Company seal]

Party B: Shandong Jiajia International Freight Forwarding Co., Ltd. Shanghai Branch [Company seal]